Exhibit 10.11

INITIAL SHAREHOLDER LOCK-UP AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated as of September 16, 2010 by and between Compass Acquisition Corporation, an exempted company incorporated in the Cayman Islands with limited liability (the “Company”), and the persons set forth the signature page hereto (each a “Shareholder” and collectively, the “Shareholders”).

WHEREAS, the Company entered into a Securities Purchase Agreement, dated as of the date hereof (the “Securities Purchase Agreement”), by and among the Company and the Purchasers (as defined therein), and certain other papers, agreements, documents, instruments and certificates necessary to carry out the purposes thereof (collectively, the “Transaction Documents”) with respect to the private placement financing transaction with the Purchasers whereby the Company will issue Units of ordinary shares, par value 0.000128 per share (the “Ordinary Shares”) and related warrants to purchase Ordinary Shares (the “Financing Transaction”).

WHEREAS, in order to induce the Company and the Purchasers to enter into the Financing Transaction, each Shareholder has agreed not to sell any of the Company’s Ordinary Shares or preference shares, par value 0.000128 per share (the “Preference Shares”) that each Shareholder presently owns on the date hereof or may acquire on or after the date hereof, except in accordance with the terms and conditions set forth herein (collectively, the “Lock-Up Shares”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Securities Purchase Agreement.

NOW, THEREFORE, in consideration of the covenants and conditions hereinafter contained, the parties hereto agree as follows:

1.

Restriction on Transfer; Term. Each Shareholder hereby agrees with the Company that such Shareholder will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Ordinary Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise (each, a “Transfer”), any of the Lock-Up Shares and shall not Transfer any Lock-Up Shares until the date that is nine (9) months from the date the Company is listed on any of: the NYSE, any tier of the NASDAQ Stock Market, or the NYSE Amex (the “Listing”) (the entire period referred to as the “Lock-Up Period”) except (i)  during the first six months of the Lock-Up Period each Shareholder may Transfer an amount up to five percent (5%) of such Shareholder’s Ordinary Shares and (ii) during the last three months of the Lock-Up Period each Shareholder may Transfer an amount up to twenty percent (20%) of such Shareholder’s Ordinary Shares.

2.

Ownership. During the Lock-Up Period, the Shareholders shall retain all rights of ownership in the Lock-Up Shares, including, without limitation, voting rights and the right to receive any dividends that may be declared in respect thereof, except as otherwise provided in the Transaction Documents whereby any benefits, rights, title or otherwise shall inure to the Purchasers.

3.

Company and Transfer Agent. The Company is hereby authorized and required to disclose the existence of this Agreement to its transfer agent. The Company and its transfer agent are hereby authorized and required to decline to make any transfer of the Ordinary Shares and Preference Shares if such transfer would constitute a violation or breach of this Agreement and/or the Securities Purchase Agreement.

4.

Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this Agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (i) if personally delivered, on the business day of such delivery (as evidenced by the receipt of the personal delivery service), (ii) if mailed certified or registered mail return receipt requested, two (2) business days after being mailed, (iii) if delivered by overnight courier (with all charges having been prepaid), on the business day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (iv) if delivered by facsimile transmission, on the business day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding business day (as evidenced by the printed confirmation of delivery generated by the sending party’s telecopier machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 4), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second business day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable.

If to the Company:

Compass Acquisition Corporation

c/o Beijing Tsingda Century Investment Consultant of Education Co., Ltd.

Address: No. 0620, Yongleyingshiwenhuanan Rd., Yongledian Town,

Tongzhou District, Beijing, PR China

Tel: 86-10-62690290

Fax: 86-10-63331382

with copies (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

150 East 42nd Street

11th Floor

New York, NY 10017

Attn: Adam Mimeles, Esq.

If to any Purchaser:  At the address of such Purchaser set forth on Exhibit A to the Securities Purchase Agreement, as the case may be, with copies to Purchaser’s counsel as set forth on such Exhibit A or as specified in writing by such Purchaser.

Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

5.

Amendment. This Agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto and Maxim Group, LLC.

6.

Entire Agreement. This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.

7.

Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws which would result in the application of the laws of another jurisdiction. This Agreement shall be construed and interpreted without regard to any presumption against the party causing this Agreement to be drafted.

8.

Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES UNCONDITIONALLY AND IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY AND THE FEDERAL DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, AND EACH OF THE PARTIES HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY OBJECTION TO VENUE IN NEW YORK COUNTY OR SUCH DISTRICT, AND AGREES THAT SERVICE OF ANY SUMMONS, COMPLAINT, NOTICE OR OTHER PROCESS RELATING TO SUCH SUIT, ACTION OR OTHER PROCEEDING MAY BE EFFECTED IN THE MANNER PROVIDED IN SECTION 4.

9.

Severability. The parties agree that if any provision of this Agreement be held to be invalid, illegal or unenforceable in any jurisdiction, that holding shall be effective only to the extent of such invalidity, illegally or unenforceability without invalidating or rendering illegal or unenforceable the remaining provisions hereof, and any such invalidity, illegally or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. It is the intent of the parties that this Agreement be fully enforced to the fullest extent permitted by applicable law.

10.

Binding Effect; Assignment. This Agreement and the rights and obligations hereunder may not be assigned by any Shareholder hereto without the prior written consent of the Company. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

11.

Headings. The section headings contained in this Agreement (including, without limitation, section headings and headings in the exhibits and schedules) are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this Agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

12.

Counterparts. This Agreement may be executed in two or more counterparts, and by the different parties hereto in separate counterparts, by facsimile or other electronic transmission, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This Agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[COMPANY SIGNATURE PAGE TO LOCK-UP AGREEMENT]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above herein.

COMPASS ACQUISITION CORPORATION By: /s/ Zhang Hui Name: Zhang Hui Title: CEO

[SHAREHOLDER SIGNATURE PAGE TO LOCK UP AGREEMENT]

/s/ Karl Brenza	/s/ Clifford Teller
Name: Karl Brenza	Name: Clifford Teller

MJR HOLDINGS, INC.

/s/ Christopher Fiore	/s/ Michael Rabinowitz
Name: Christopher Fiore	Name: Michael Rabinowitz Title: Managing Member

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